                                                                    EXHIBIT 3.13


                                 AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION OF BAGEL CRISPS
                                  ACQUISITION CORP.



         The undersigned, the President of Bagel Crisps Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby execute the following Amended and Restated Certificate of Incorporation pursuant to Sections 242(b) and 245 of the Delaware General Corporation Law:

         1.  The name of the Corporation is:

                            BAGEL CRISPS ACQUISITION CORP.

         2. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on October 21, 1986.

         3. The Certificate of Incorporation of the.Corporation is hereby amended and restated to read in its entirety as follows:

         "FIRST: The name of the Corporation is:

                                 BURNS & RICKER, INC.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may, now or hereafter, be organized under the Delaware General Corporation Law ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Four Thousand (4,000), which shall consist of Two Thousand (2,000) shares of Common Stock, with a par value of One-Cent ($.01) per share, and Two Thousand (2,000) shares of Preferred Stock, with a par value of One-Cent ($.01) per share. The designations and the powers, preferences and the relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof of each class of capital stock of the Corporation are as follows:

         A.  PREFERRED STOCK

         Expect with respect to the shares designated "Series A Preferred
Stock" herein after established, authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the limitations prescribed by law, to authorize from time to time one or more series of Preferred Stock and with respect to each such series to fix by resolution, adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

         Each share of Preferred Stock of each-series of Preferred Stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         Before the Corporation shall issue any shares of Preferred Stock of any series (except shares of the Series A Preferred Stock) authorized as hereinabove provided, a certificate setting forth (x) a copy of the resolution or resolutions with respect to such shares adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said board, and
(y) the number of shares of stock of such series, shall be made, executed, acknowledged, filed and recorded in accordance with the applicable requirements, if any, of the Delaware Law, or if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its president or a vice president and its corporate seal shall be affixed thereto and attested by its secretary or assistant secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

         B.  SERIES A PREFERRED STOCK

         There is hereby established an initial series of Preferred Stock to have the designations, powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof hereinabove set forth and to have the following thereof not above set forth:

         1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A

Preferred Stock"), and the number of shares constituting such series shall be seventy (70).

         2. Dividends. (a) A holder of Series A Preferred Stock shall be entitled to receive cash dividends at the rate of six percent (0) per annum (calculated as a percentage of the Stated Value, as defined in Section 5 hereof) per share (as adjusted for any stock dividends, splits or combinations with respect to such shares), when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor. Such dividends shall be cumulative and shall accrue from the date hereof (the "Date of Issuance"). Accrued but unpaid dividends shall not bear interest and shall be due and payable on each anniversary of the Date of Issuance or the date of conversion or redemption, if earlier, Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding;

         (b) The Corporation shall not pay dividends on the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends (other than dividends payable in Common Stock or in any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distribution of assets) during any dividend period (which for purposes hereof shall mean the twelve (12) month period from the Date of Issuance to but not including the first anniversary date thereof and each twelve (12) month period thereafter) until (1) all accumulated and unpaid dividends from all prior dividend years with respect to the Series A Preferred Stock shall have been paid or declared and set apart for payment, and
(2) the dividends payable to the holders of Series A Preferred Stock pursuant to subsection 2(a) above shall have been paid, or declared and set apart for payment, during that dividend year;

         (c) No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock (other than Series A Preferred Stock) entitled to receive dividends, unless concurrently therewith, a dividend for the same dividend period, ratably in proportion to the respective annual rates fixed for such other series of Preferred,Stock and the Series A Preferred Stock, shall be paid on or declared and set apart for the shares of Series A Preferred Stock; and

         (d) Except as otherwise herein provided by Delaware Law, no right shall accrue to the holders of Series A Preferred Stock by reason of the fact that dividends payable on said shares have not been paid or declared and set aside for payment in any prior year.

         3. Voting. Except as otherwise provided by Delaware Law, the shares of Series A Preferred Stock shall not have any voting powers, either general or specific, and a holder of Series A Preferred Stock shall not be entitled to notice of any meeting of the stockholders of the Corporation.

         4. Conversion. The shares of the Series A Preferred Stock shall be converted into shares of Common Stock of the Corporation, on the terms and conditions set forth below in this Section 4.

         (a) If the holder of the Series A Preferred Stock exercises its rights pursuant to an option granted on the date hereof by the Corporation and the stockholders of the Corporation, to acquire additional shares of Common Stock of the Corporation, then on the closing date with respect to the purchase of such shares pursuant to such option, each share of Series A Preferred Stock shall automatically be converted into one (1) fully paid and non-assessable shares of Common Stock of the Corporation.

         (b) In the event that the Corporation at any time after the issuance of the Series A Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock, or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which one share of Series A Preferred Stock may be converted shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the.Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to. the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (c) If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection'(b) above), the number of shares of Common Stock into which one share of Series A Preferred Stock may be converted shall be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by the holder of Series A Preferred Stock upon conversion of the Series A Preferred Stock immediately before that change.

         (d) Whenever the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible is adjusted as provided in this Section 4, the Corporation shall promptly mail to the holder of record of the outstanding shares of Series A Preferred Stock a notice stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock, or the number of shares of any other class or classes of stock, into which each share of Series A Preferred Stock is convertible as result of such adjustment and when such adjustment will become effective.

         (e) If the shares of Series A Preferred Stock are converted into shares of Common Stock, the certificate or certificates evidencing such shares of Series A Preferred Stock shall be surrendered, duly endorsed, at the office of the Corporation, and the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate for the number of shares of Common Stock or other securities to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. The issuance of a certificate for shares of Common Stock upon conversion shall be made without charge to the holder thereof for any issuance tax with respect thereto.

         (f) The Corporation shall at all times reserve and keep available such number of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate. The Corporation covenants and agrees that all shares of Common Stock which shall be so issuable shall upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of stockholders and liens and charges with respect to the issuance thereof.

         (g) Shares of Series A Preferred Stock which have been issued and reacquired by the Corporation upon conversion shall be cancelled and may not be reissued.

         5. Distribution Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of shares of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to stockholders liquidating distributions in the amount of $7,500 per share (the "Stated Value"), plus accrued and unpaid dividends, before any distribution of assets shall be made to holders of Common stock or any other shares of capital stock junior to the Series A Preferred Stock as to distributions to be received upon liquidation, dissolution or winding up. If upon any voluntary or involuntary liquidation dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holder of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. None-of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the consolidation or merger of the Corporation with or into another corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up.of the Corporation.

         6.  Redemption.

         (a) Right of Redemption. Each of the outstanding shares of Series A Preferred Stock shall be subject to redemption by the Corporation at the option of the holder thereof at any time after the fifth anniversary of the Date of Issuance (the "Anniversary Date") at a price equal the Stated Value per share plus accrued and unpaid dividends (the "Redemption Price") out of funds legally available therefor.

         (b) Redemption Notice.' Subject to the terms of Section B.(6)(a) of this Article FOURTH, the holder of any shares of Series A Preferred Stock may exercise the redemption right as to all the shares of Series A Preferred Stock then owned by such holder by delivering to the Corporation at any time after the Anniversary Date the certificate or certificates for the shares to be exchanged, duly endorsed or assigned in blank, accompanied by a written notice stating (i) that the holder elects to redeem such shares, (ii) the number of shares to be redeemed and (iii) the date on which the holder wishes to redeem such shares (the "Redemption Date"). The Redemption Price shall be payable no more than 30 days after the Redemption Date. Any such holder shall be entitled to receive payment of the Redemption Price upon such redemption only upon surrender to the Corporation, at the address of its principal offices, of the certificates representing such holder's shares of Series A Preferred Stock to be redeemed.

         (c) Effect of Redemption. No shares of Series A Preferred Stock redeemed pursuant to this Section 6 shall be reissued or otherwise disposed of, and no shares of Series A Preferred shall be issued in lieu thereof, and the Corporation shall cause all shares of Series A Preferred Stock redeemed to be retired and cancelled in the manner provided by law. .

         (d) No Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the redemption thereof.
7. Certificates. There shall be set forth on the face or back of each stock certificate evidencing Series A Preferred Stock a statement that the Corporation shall furnish without charge to each stockholder who so requests, the powers, preferences, and rights of each share of the Series A Preferred Stock and the qualifications, limitations or restrictions of such preferences or rights.

         C.  COMMON STOCK

         Except as otherwise required by Delaware Law, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to received the remaining assets of the Corporation available for distribution, in cash or in kind.
         Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

         FIFTH: Except to the extent otherwise specifically provided in the bylaws of the Corporation, the Board of Directors may adopt, amend or repeal bylaws of the Corporation.

         SIXTH: To the fullest extent that Delaware Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

         SEVENTH: The Corporation shall, to the broadest and maximum extent permitted by Delaware Law, as the same exists or may hereafter be amended, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware Law, as the same exists or may hereafter be amended, pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

         The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law as the same exists or may hereafter be amended.

         The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of the foregoing provisions of this Article SEVENTH nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

         4. Each share of the one hundred thirty-five (135) shares of Common Stock of the Corporation presently issued and outstanding is hereby changed into ten (10) shares of Common Stock so that, upon such change of shares, there will be one thousand three hundred fifty (1,350) issued and outstanding shares of Common Stock.

         5. The capital of the Corporation will not be reduced under or by reason of any amendment in this Amended and Restated Certificate of Incorporation.

         6. The foregoing amendment to the Certificate of Incorporation of the Corporation was adopted by unanimous written consent of the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware Law.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of April, 1990.



                                            _________________________
                                            Andre Jaeckle, President


Attest: _____________________
        James F. Burns
        Assistant Secretary

                                 BURKE & RICKER, INC.

                       CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                    AND RIGHTS OF
                               SERIES C PREFERRED STOCK


         The undersigned, the President of Burns A Ricker, Inc., a Delaware corporation (the "Corporation"), pursuant to section 151(g) of the Delaware General Corporation Law (the "Corporation Law"), does hereby certify as of this 2nd day of October, 1990 that pursuant to the authority contained in Article FOURTH Of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the Corporation Law, the Board of Directors of the Corporation has adopted the following resolution creating a series of Preferred Stock:

         RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation, par value $.01 per share, be, and hereby is, created; and that the power, designations, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         1. Designation and Amount. The shares of such series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock"), and the number of shares constituting such series shall be nine hundred
    (900).

         2.  Dividends.

         (a) A holder of Series C Preferred Stock shall be entitled to receive cash dividends at the rate of six percent (0) per annum (calculated as a percentage of the Stated Value, an defined in Section 4 hereof) per share (as adjusted for any stock dividends, splits or combinations with respect to such shares), when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor. Such dividends shall be cumulative and shall accrue from the date of issuance (the "Date of Issuance"). Accrued but unpaid dividends shall not bear interest and shall be due and payable on each anniversary of the Data of Issuance. Dividends paid an the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding;

         (b) The Corporation shall not M dividends on the Common Stock or any other class of capital stock of the corporation ranking junior to the Series C Preferred stock as to dividends (other than dividends payable in Common stock or in any other class of capital stock of the Corporation ranking Junior to the Series.C Preferred Stock as to dividends and distribution of assets) during any dividend period (which for purposes hereof shall mean the twelve (12) month period from the Date of Issuance to but not including the first anniversary date thereof and each twelve (12) month period thereafter) until (1) all accumulated and unpaid dividends from all prior dividend years with respect to the Series C Preferred Stock shall have been paid or declared and &at apart for payment, and (2) the dividends payable to the holders of Series C Preferred Stock pursuant to subsection 2(a) above shall have been paid, or declared and not apart for payment, during that dividend year;

         (c) No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock other than Series C Preferred Stock, unless concurrently therewith, a dividend for the same dividend period, ratably in proportion to the respective annual rates fixed for such other series of Preferred Stock and the Series C Preferred stock, shall be paid on or declared and set apart for the shares of Series C Preferred Stock;

         (d) Except as otherwise herein provided or by law, no right shall accrue to the holders of Series C Preferred Stock by reason of the fact that dividends payable On said shares have not been paid or declared and set aside for payment in any prior year.

         3. Voting. Except as otherwise provided by the Corporation Law, the shares of Series C Preferred Stock shall not have any voting powers, either general or specific, and a holder of Series C Preferred Stock shall not be entitled to notice of any meeting of the stockholders of the Corporation.

         4. Distribution Upon Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of shares of Series C Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to stockholders liquidating distributions in the amount of $7,500 per share (the "Stated Value"), plus accrued and unpaid dividends, before any distribution of assets shall be made to holders of Common Stock or any other shares of capital stock junior to the Series C Preferred Stack as to distributions to be received upon liquidation, dissolution or winding up. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the series C Preferred Stock are not paid in full, the bolder of the Series C Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series C Preferred Stock of the full preferential amounts to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation, None of the salt, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation,, the consolidation or merger of the Corporation with or into another corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         5. Certificates. There shall be met forth on the face or back of each stock certificate evidencing series C Preferred Stock a statement that the Corporation shall furnish, without charge to each stockholder who so re-quests, the powers, preferences and rights of each share of the Series C Preferred stock and the qualifications, limitations or restrictions of such preferences or rights.

         IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of October, 1990.



                                        _________________________
                                        Andre Jaeckle, President

ATTEST:


______________________
James Burns
Assistant Secretary

                               CERTIFICATE OF AMENDMENT

                                          OF

               CERTIFICATE OF DESIGNATIONS FILED WITH THE SECRETARY OF
                            STATE OF THE STATE OF DELAWARE

                                          OF

                                 BURNS & RICKER, INC.

                       (Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware)



         We, the undersigned, Andre G. Jaeckle, President and James F. Burns, Secretary of Burns & Ricker, Inc., a corporation organized and existing under the laws of the State-of Delaware, do hereby certify that the following amendment to the Certificate of Designations, Preferences and Rights of Series C Preferred Stock has been duly adopted, and the filing of this certificate has been duly authorized, in accordance with the provisions of Section 142 of the General Corporation Law of the State of Delaware.

         VOTED: That the Certificate of Designations of this corporation dated October 2, 1990 and filed with the Secretary of State of Delaware on October 5, 1990 be amended by striking therefrom in the first sentence of Paragraph 4 the phrase "$7,500 per share" and substituting in lieu thereof the phrase 11$1,000 per share".

    IN WITNESS WHEREOF, Burns & Ricker, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Andre G. Jaeckle, its President and James F. Burns, its Secretary this 21 day of July, 1993.



                             BURNS & RICKER, INC.


                             By: ____________________________
                                 Andre G. Jaeckle - President



                             By: ____________________________
                                 James F. Burns - Secretary


[CORPORATE SEAL]



                                         -2-